Exhibit 10.1

AMARIN CORPORATION PLC

2020 STOCK INCENTIVE PLAN

Section 1. Purpose

The Amarin Corporation plc 2020 Stock Incentive Plan, (the “Plan”) is intended to promote the interests of Amarin Corporation plc (the “Company”) and its shareholders by aiding the Company in attracting and retaining Employees, officers, Consultants and non-Employee Directors capable of assuring the future success of the Company, offering such persons incentives to put forth maximum efforts for the success of the Company’s business and affording such persons an opportunity to acquire a proprietary interest in the Company. The Plan will provide a means by which Eligible Persons may acquire Shares of the Company pursuant to Awards relating to a specified number of Shares, subject to the conditions and restrictions contained herein. This Plan is subject to approval by the shareholders of the Company.

Section 2. Definitions

As used in the Plan, the following terms shall have the meanings set forth below:

(a)	“2002 Plan” shall mean the Company’s 2002 Stock Option Plan, as amended from time to time.

(b)	“2011 Plan” shall mean the Company’s 2011 Stock Incentive Plan, as amended from time to time.

(c)	“ADSs” shall mean the American Depositary Shares, representing ordinary shares of the Company, issued under the Company’s American Depositary Receipt facility.

(d)

“Affiliate” shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

(e)

“Applicable Laws” shall mean the legal and regulatory requirements relating to Awards, if any, pursuant to English law, U.S. state corporate laws, U.S. federal and state securities laws, the Code and the rules of any applicable stock exchange.

(f)	“Award” shall mean any Option, Restricted Stock Unit or Shares not subject to restrictions granted under the Plan.

(g)	“Award Agreement” shall mean any written or electronic agreement, contract or other instrument or document evidencing any Award granted under the Plan.

(h)	“Board” shall mean the Board of Directors of the Company.

(i)

“Cause” shall mean willful misconduct with respect to, or that is harmful to, the Company or any of its Affiliates including, without limitation, dishonesty, fraud, unauthorized use or disclosure of confidential information or trade secrets or other misconduct (including, without limitation, conviction for a felony), in each case as reasonably determined by the Committee.

(j)	“Code” shall mean the U.S. Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(k)	“Committee” shall mean the Remuneration Committee of the Board designated by the Board to administer the Plan.

(l)	“Company” shall mean Amarin Corporation plc, a public limited company registered in England and Wales, and any successor corporation.

(m)

“Consultant” shall mean any natural person, including an advisor or Director, who is engaged by the Company or any Affiliate, including any Parent or Subsidiary, to render bona fide services as an independent contractor and who qualifies as a consultant or advisor under Instruction A.1.(a)(1) of Form S-8 under the Securities Act.

(n)

“Continuous Status as an Employee or Consultant” shall mean the absence of any interruption or termination of service as an Employee or Consultant. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of: (i) vacation, sick leave, military leave or any other leave of absence approved by Company management or the Committee, provided that such leave is for a period of not more than ninety (90) days or such longer period as is separately approved by the Committee, unless re-employment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; (ii) transfers between locations of the Company or between the Company, its Affiliates or their respective successors; or (iii) a change in status from an Employee to a Consultant or from a Consultant to an Employee.

(o)	“Control” shall mean the ownership of more than fifty (50)% of the issued share capital or other equity interest of the Company.

(p)	“Director” shall mean a member of the Board.

(q)	“Eligible Person” shall mean any Employee, officer, Consultant or Director providing services to the Company or any Affiliate whom the Committee determines to be an Eligible Person.

(r)

“Employee” shall mean any person, including officers and/or Directors (who meet the requirements of this Section), employed by the Company or any Affiliate of the Company, with the status of employment determined based upon such minimum number of hours or periods worked as shall be determined by Company management or the Committee in its discretion, subject to any requirements of the Code. The payment of a Director’s fee by the Company to a Director shall not alone be sufficient to constitute “employment” of such Director by the Company.

(s)	“Exchange Act” shall mean the U.S. Securities and Exchange Act of 1934, as amended.

(t)	“Fair Market Value” shall mean, as of any date, the fair market value of Shares determined as follows:

(i)

If the Shares are listed on any established stock exchange or a national market system, including without limitation any national trading market operated by the NASDAQ Stock Market LLC (“NASDAQ”), Fair Market Value shall be the closing sales price for such Shares (or the closing bid, if no sales were reported) as reported by such system or exchange, or, if there is more than one such system or exchange, the system or exchange with the greatest volume of trading in Shares, for the market trading day on the date of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable. If there is no closing or closing bid price for such date, the determination shall be made by reference to the last date preceding such date for which there is a closing or closing bid price;

(ii)

If the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Shares for the market trading day on the date of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable. If there is are no high bid or low asked prices for such date, the determination shall be made by reference to the last date preceding such date for which there is are high bid and low asked prices; or

(iii)	In the absence of an established market for the Shares, the Fair Market Value thereof shall be determined in good faith by the Committee.

(u)	“Grant Date” shall mean the date as of which the grant of the Award is approved by the Committee.

(v)	“Incentive Stock Option” shall mean an Option granted under Section 6(a) of the Plan that is intended to and does meet the requirements of Section 422 of the Code or any successor provision.

(w)	“ISO limit” shall mean 20,000,000 Shares, subject to adjustment as provided in the Plan and subject to the provisions of Section 422 or 424 of the Code or any successor provisions.

(x)	“Non-Qualified Stock Option” shall mean an Option granted under Section 6(a) of the Plan that is not intended to be, or does not qualify as, an Incentive Stock Option.

(y)	“Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

(z)	“Optionee” shall mean a Participant who has been granted an Option.

(aa)	“Parent” shall have the meaning set forth in Section 424(e) of the Code or any successor provision.

(bb)	“Participant” shall mean an Eligible Person who has been granted an Award under the Plan.

(cc)	“Person” shall mean any individual, corporation, partnership, association or trust.

(dd)	“Plan” shall mean the Amarin Corporation plc 2020 Stock Incentive Plan, as amended from time to time, the provisions of which are set forth herein.

(ee)	“Restricted Stock Unit” shall mean a unit representing the right to receive a payment in cash or Shares in the future granted under Section 6(b) of the Plan.

(ff)	“Securities Act” shall mean the U.S. Securities Act of 1933, as amended.

(gg)

“Share” or “Shares” shall mean the Company’s ordinary shares of £0.50 each or any ADSs (or equivalent security) as the case may be. If at any time ADSs or Shares are registered under the Securities Act, at least two members of the Committee shall qualify as non-employee directors within the meaning of Securities and Exchange Commission Regulation Section 240.16b-3.

(hh)	“Subsidiary” of the Company shall have the meaning set forth in Section 424(f) of the Code or any successor provision.

Section 3. Administration

(a)

Power and Authority of the Committee. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan and to Applicable Laws, the Committee shall have full power and authority to:

(i)	determine the Fair Market Value of the Shares, in accordance with the provisions of the Plan;

(ii)	select the Eligible Persons to whom Awards may from time to time be granted hereunder;

(iii)	determine whether and to what extent Awards are granted hereunder;

(iv)

grant Awards and to determine the exercise price, the term, the number and type of Shares and the vesting standards applicable to each such Award and any other terms, conditions and/or restrictions applicable to each such Award;

(v)	approve forms of agreement for use under the Plan;

(vi)

modify from time to time the terms and conditions, including restrictions (including to accelerate at any time the exercisability or vesting of all or any portion of any Award), not inconsistent with the terms of the Plan, of any Award;

(vii)	construe and interpret the terms of the Plan and Awards granted under the Plan;

(viii)	determine whether and under what circumstances an Award may be settled in Shares, cash or other consideration; and

(ix)	make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award and any employee of the Company or any Affiliate.

(b)

Delegation. The Committee may delegate its powers and duties under the Plan to a committee of one or more Directors or to a committee of one or more officers of the Company, with respect to the granting of Awards to individuals who are not members of the delegated committee. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate or delegates that were consistent with the terms of the Plan. The Committee may also employ attorneys, consultants, accountants or other professional advisors and shall be entitled to rely upon the advice, opinions or valuations of any such advisors.

(c)

Power and Authority of the Board of Directors. Notwithstanding anything to the contrary contained herein, the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan.

(d)	Effect of Committee’s Decision. All decisions, determinations and interpretations of the Committee shall be final and binding on all Participants.

(e)

Liability; Indemnification. No member of the Committee, no member of the Board, or any individual to whom duties have been delegated, shall be personally liable for any action, interpretation or determination made with respect to the Plan or Awards made thereunder, and each member of the Committee and of the Board shall be fully indemnified and protected by the Company with respect to any liability he or she may incur with respect to such action, interpretation or determination, to the extent permitted by applicable law.

Section 4. Shares Available for Awards

(a)

Shares Available. Subject to adjustment as provided in Section 4(c) of the Plan, the number of Shares in respect of which Awards may be made under this Plan on any day shall not exceed the sum of (i) 20,000,000 Shares and (ii) the number of Shares that remain available for grants under the 2011 Plan as of the Effective Date (“the Plan Limit”). Shares to be issued under the Plan may be either authorized but unissued Shares, or Shares acquired in the open market or otherwise. If any award over Shares granted under this Plan, the 2011 Plan or the 2002 Plan expires or is forfeited, surrendered, canceled or otherwise terminated in whole or in part without Shares being issued (“Lapsed Award”), then the Shares subject to such Lapsed Award may, at the discretion of the Committee, be made available for subsequent grants under the Plan; provided, however, that Shares tendered or held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding shall not be considered a Lapsed Award. Notwithstanding the foregoing, the number of Shares available for granting Incentive Stock Options under the Plan shall not exceed the ISO Limit.

(b)

Accounting for Awards. For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the Grant Date of such Award against the aggregate number of Shares available for granting Awards under the Plan.

(c)

Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, share split, reverse share split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event that affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee will, in such manner as it may deem equitable and proportionate, adjust any or all of (i) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards and (iii) the purchase or exercise price with respect to any Award; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be a whole number.

Section 5. Eligibility

Any Eligible Person shall be eligible to be designated a Participant. In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant.

Section 6. Awards

(a)

Options. The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i)

Option Grant. Options granted herein may be either Incentive Stock Options within the meaning of Section 422 of the Code, as amended, or Non-Qualified Stock Options. Incentive Stock Options may only be granted to full or part-time Employees (but only to the extent such Employees are considered common law employees), and an Incentive Stock Option shall not be granted to an Employee of an Affiliate unless such Affiliate is also a Subsidiary or Parent of the Company. Any Option not designated as an Incentive Stock Option shall be deemed a Non-Qualified Stock Option. In addition, if at any time an Option designated as an Incentive Stock Option fails to meet the requirements of Section 422 of the Code, it shall be redesignated as a Non-Qualified Stock Option on the date of such failure for income tax purposes automatically without further action by the Committee. Subject to the provisions of the Plan, the Committee shall, from time to time, determine the terms, conditions and restrictions upon which Options shall be granted.

(ii)

Exercise Price. Subject to the adjustment provisions above, the purchase price per Share purchasable under an Option shall be determined by the Committee; provided, however, that such purchase price shall not be less than 100% of the Fair Market Value of a Share on the Grant Date of such Option.

(iii)

Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Committee (in its sole discretion) and may consist entirely of (a) cash or check, (b) for Non-Qualified Stock Options only, cancellation of indebtedness of the Company to Optionee, (c) surrender or attestation to the ownership following such procedures as the Company may prescribe of other Shares (i) that are not then subject to restrictions under any Company plan, and (ii) have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of Shares to be purchased by Optionee as to which such Option shall be exercised, (d) if there is a public market for the Shares and they are registered under the Securities Act, delivery of a properly executed exercise notice together with such other documentation as the Committee and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the aggregate exercise price and any applicable income or employment taxes, (e) with respect to Stock Options that are not Incentive Stock Options, by a “net exercise” arrangement pursuant to which the Company will reduce the number of Shares issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price, (f) any combination of the foregoing methods of payment, or (g) such other consideration and method of payment for the issuance of Shares to the extent permitted under Applicable Laws and as determined by the Committee. In making its determination as to the type of consideration to accept, the Committee shall consider if acceptance of such consideration may be reasonably expected to benefit the Company or result in the recognition of compensation expense (or additional compensation expense) for financial reporting purposes.

(iv)	Option Term. Except as otherwise provided herein or by the Committee, each Option shall have a term of ten (10) years from the Grant Date of such Option.

(v)	Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part.

(vi)

Vesting Schedule. Except as authorized by the Committee as permitted under the terms of this Plan, no Option will be exercisable until it has vested. The Committee will specify the vesting schedule for each Option. The Committee may specify a vesting schedule for all or any portion of an Option based on the achievement of performance objectives with respect to the Company, an Affiliate, Parent, Subsidiary and/or Optionee, and as shall be permissible under the terms of the Plan.

(vii)

Procedure for Exercise; Rights as a Shareholder. An Option shall be deemed to be exercised when (A) written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and the Company has received full payment for the Shares with respect to which the Option is exercised; and (B) (where appropriate) the Participant has received clearance to exercise such Option in accordance with the Company’s share dealing code. An Option may not be exercised for a fraction of a Share. Full payment may, as authorized by the Committee, consist of any consideration and method of payment as described above. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares subject to the Option, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate within twenty-eight (28) days following exercise of the Option.

(viii)	Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of Incentive Stock Options:

(A)

The aggregate Fair Market Value (determined as of the time the Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under this Plan and all other plans of the Company and its Affiliates) shall not exceed $100,000 in value, and to the extent that the Fair Market Value of such Shares exceeds $100,000 (or any such higher figure as determined under Section 422 of the Code), such Options shall be deemed to be Non-Qualified Options for the purposes of this Plan.

(B)

All Incentive Stock Options must be granted within ten (10) years from the earlier of the date on which this Plan was adopted by the Board or the date this Plan was approved by the shareholders of the Company.

(C)

Unless sooner exercised, all Incentive Stock Options shall expire and no longer be exercisable no later than ten (10) years after the Grant Date; provided, however, that in the case of a grant of an Incentive Stock Option granted to a Participant who, at the time such Option is granted, owns (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Affiliates, such Incentive Stock Option shall expire and no longer be exercisable no later than five (5) years from the Grant Date.

(D)

The purchase price per Share for an Incentive Stock Option shall be not less than 100% of the Fair Market Value of a Share on the Grant Date of the Incentive Stock Option; provided, however, that, in the case of the grant of an Incentive Stock Option to a Participant who, at the time such Option is granted, owns (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Affiliates, the purchase price per Share purchasable under an Incentive Stock Option shall be not less than 110% of the Fair Market Value of a Share on the Grant Date of the Incentive Stock Option.

(E)

Any Incentive Stock Option authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain all provisions required in order to qualify the Option as an Incentive Stock Option under the Code.

(b)

Restricted Stock Units. The Committee is hereby authorized to grant Restricted Stock Units representing the right to receive a payment in cash or Shares in the future to Participants subject to the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i)

Settlement. Upon vesting of a Restricted Stock Unit, the Participant shall be entitled to a payment equal to the Fair Market Value of the Shares subject to the Restricted Stock Unit Award as at the date of vesting. Any payment which may become due from the Company as a result of the vesting of a Participant’s Restricted Stock Units shall be paid to the Participant in Shares, or if otherwise determined by the Committee, in cash or in any combination of cash or Shares. Except in the case of Restricted Stock Units with a deferred settlement date that complies with Section 409A, payments shall be made to Participants with respect to their Restricted Stock Units as soon as practicable after vesting (but in no event more than thirty (30) days after vesting), subject to compliance with any Applicable Laws. In the event that all or a portion of the payment is made in Shares, the Committee may impose such restrictions concerning their transferability and/or their forfeiture as may be provided in the applicable Award Agreement or as the Committee may otherwise determine, provided such determination is made on or before the date certificates for such Shares are first delivered to the applicable Participant. Notwithstanding anything to the contrary in the foregoing, the Committee may provide in the Award Agreement that, while the amount payable pursuant to a Restricted Stock Unit Award shall be determined on the applicable vesting date, the Participant shall not receive any payment for his vested Restricted Stock Units until the earliest of (A) six (6) months and a day after the Participant’s “separation from service” (within the meaning of U.S. Treasury Regulation Section 1.409A-1(h)), (B) a Change of Control that also constitutes a “change in control event” within the meaning of U.S. Treasury Regulation Section 1.409A-3(i)(5), (C) the Participant’s death, or (D) a specified calendar year after the Restricted Stock Units become vested. Restricted Stock Units with deferred settlement dates are subject to Section 409A and shall contain such additional terms and conditions as the Committee shall determine in its sole discretion in order to comply with the requirements of Section 409A.

(ii)

Vesting Schedule. The Committee will specify the vesting schedule for each Restricted Stock Unit Award. The Committee may specify a vesting schedule for all or any portion of a Restricted Stock Unit Award based on the achievement of performance objectives with respect to the Company, an Affiliate, Parent, Subsidiary and/or Participant, and as shall be permissible under the terms of the Plan.

(iii)

Rights as a Shareholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares subject to the Restricted Stock Unit, notwithstanding the vesting of the Restricted Stock Unit.

(iv)

Dividend Equivalents. The Committee may, in its sole discretion, pay to the Participant following vesting of a Restricted Stock Unit Award (on the same date as such cash or Shares are paid upon vesting of such Restricted Stock Unit Award) an amount in cash or Shares up to the amount of any dividends that would have been paid if the number of Shares subject to the portion of the Restricted Stock Unit Award that vests had been issued to the Participant on the Grant Date. The payments will be subject to any necessary income tax or other withholdings as provided for in Section 10 of this Plan. A Dividend Equivalent Right granted as a component of an Award of Restricted Stock Units shall provide that such Dividend Equivalent Right shall be settled only upon settlement or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award.

(c)

Grant of Unrestricted Shares to Directors. The Committee is hereby authorized to grant Shares to any Director free of any restrictions (in a manner not inconsistent with the provisions of the Plan as the Committee shall determine), provided that if any such grant is to be satisfied by a new issue of Shares, the Director shall pay an amount for the Shares which is at least equal to their aggregate nominal values.

(d)	General

(i)	No Cash Consideration for Awards. Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by Applicable Laws.

(ii)

Limits on Transfer of Awards. No Award and no right under any such Award shall be transferable by a Participant otherwise than by will or by the laws of descent and distribution relevant to the Participant, or to a Participant’s family member (as defined in Section 1(a)(5) of General Instruction A to Form S-8 promulgated under the Exchange Act) as a gift or under a domestic relations order (as defined in Section 414(p) of the Code) and the Company shall not be required to recognize any attempted assignment of such rights by any Participant. Each Award or right under any Award shall be exercisable during the Participant’s lifetime only by the Participant or, if permissible by the Participant’s guardian or legal representative as set forth above. No Award or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

(iii)

Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided, however, that an Option granted hereunder shall not be exercisable after the expiration of ten (10) years from the Grant Date of the Option.

(iv)

Restrictions; Securities Exchange Listing. All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such restrictions as the Committee may deem advisable under the Plan, Applicable Laws, and the Committee may cause appropriate entries to be made or legends to be affixed to reflect such restrictions. If any securities of the Company are traded on a securities exchange, the Company shall not be required to deliver any Shares or other securities covered by an Award unless and until such Shares or other securities have been admitted for trading on such securities exchange.

Section 7. Change of Control

(a)	Each of the following events shall constitute a “Change of Control” for purposes of the Plan:

(i)	any person or company (either alone or together with any person or company acting in concert with him or it) (an “Acquiring Company”)) obtaining Control of the Company,

(ii)	any person or company that Controls the Company becoming bound or entitled to acquire Shares under sections 974 to 991 of the UK Companies Act 2006,

(iii)	the voluntary winding-up of the Company or a windup required by any court under section 899 of the UK Companies Act 2006,

(iv)	any Acquiring Company acquiring all or substantially all of the assets of the Company,

(v)

any merger, reorganization, consolidation or other similar transaction pursuant to which the holders of the Company’s outstanding voting power and outstanding shares immediately prior to such transaction do not own a majority of the outstanding voting power and outstanding shares or other equity interests of the Company or any resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, and

(vi)	the sale of all of the Shares of the Company to an unrelated person, entity or group thereof acting in concert.

(b)

Exercise of Vested Options. In the event of a Change of Control, Optionees may exercise their Options, to the extent vested immediately prior to the Change of Control, within twelve (12) months following the Change of Control, following which the Options will lapse; save that the Committee may, in its absolute discretion permit or require any Optionees to exercise their vested Options during any specified period before the Change of Control, such exercise to be effective immediately prior to the Change of Control becoming effective, following which the vested Options would lapse on the Change of Control. In no event, however, may the Option be exercised after the expiration of the Option’s term, as determined under Section 6(d)(iii).

(c)	Acceleration of Vesting. Subject to Section 7(d), in the event of a Change of Control:

(i)

in the case of any Award held by any Director (other than the Chief Executive Officer of the Company), any part of any such Director’s Awards that has not vested at the date of such Change of Control shall vest immediately prior to such Change of Control and, in the case of Options, be exercisable in accordance with Section 7(b);

(ii)

in the case of any Award held by any other Participant (being the Chief Executive Officer and Participants who are not Directors), the Award (or any award that replaces the Award under Section 7(d)) shall continue to vest following the Change of Control and if within two years following such Change of Control, any such Participant’s employment or engagement is terminated by the Company for any reason other than for Cause, any part of any such Participant’s Awards or replacement awards that has not vested at the date of such termination shall vest upon such termination and all such Optionee’s Options or replacement options will, unless otherwise agreed between the Company and the Acquiring Company, thereafter lapse twelve (12) months following the date of such termination (or, if earlier, the expiration date of the Option); and

(iii)	the Committee may accelerate the vesting of one or more outstanding Awards at such times and in such amounts as it determines in its sole discretion.

(d)

Replacement of Awards. The Committee may, in its absolute discretion, procure that immediately prior to a Change of Control, Participants shall be granted new rights in substitution for all or any part of the Awards they hold, which new rights shall be no less valuable overall than the prior rights at the time of substitution, in which case no accelerated vesting or rights of exercise shall arise under Section 7(c)(i) and the original Awards shall lapse in accordance with this Plan.

(e)

Cashout of Awards. In the event of a Change of Control, the Committee may provide, in its sole discretion, for the settlement of any outstanding Awards in cash or cash equivalents, whether or not then vested or exercisable, and the Awards shall lapse on consummation of such Change of Control.

Section 8. Effect of Termination

(a)

Termination for Cause. Notwithstanding any other provisions of this Plan, and unless otherwise determined by the Committee, if a Participant’s Continuous Status as an Employee or Consultant is terminated for Cause, Awards granted under this Plan shall lapse immediately.

(b)

Death or Disability. Unless otherwise determined by the Committee, if a Participant’s Continuous Status as an Employee or Consultant is terminated by reason the Participant’s permanent and total disability, Restricted Stock Units shall vest pro-rata to the time elapsed between Grant Date and the date of termination and to the extent any Option is then vested and exercisable, it shall be exercisable for twelve (12) months following the date of the Optionee’s permanent and total disability. In the case of the Optionee’s death, Restricted Stock Units shall vest in full and Options may be exercised by the Optionee’s designated beneficiary or estate for twelve (12) months following the date of the Optionee’s death by giving written notice to the Committee stating the number of Shares with respect to which the

Option is being exercised and contemporaneously tendering payment, in cash, for the Shares. In no event, however, may an Option be exercised after the expiration of the Option’s term, as determined under Section 6(d)(iii). For purposes of the Plan, “permanent and total disability” shall mean that the Committee has determined that the Participant is disabled within the meaning of Section 22(e)(3) of the Code.

(c)

Other Termination. Unless otherwise determined by the Committee, if a Participant’s Continuous Status as an Employee or Consultant is terminated for any reason other than for Cause, death or permanent and total disability, Restricted Stock Units shall vest pro-rata to the time elapsed between Grant Date and the date of termination and to the extent any Option is then vested and exercisable, it shall be exercisable for twelve (12) months following the date of such termination. In order for an Option to retain its status as an Incentive Stock Option, it must be exercised within three (3) months following the date of termination of an Employee’s employment. In no event, however, may the Option be exercised after the expiration of the Option’s term, as determined under Section 6(d)(iii).

Section 9. Amendment and Termination; Adjustments

(a)

Amendments to the Plan. The Board may amend, alter, suspend, discontinue or terminate the Plan at any time; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the shareholders of the Company, no such amendment, alteration, suspension, discontinuation or termination shall be made that, absent such approval:

(i)	would violate the rules or regulations of NASDAQ or any securities exchange that are applicable to the Company; or

(ii)	would cause the Company to be unable, under the Code, to grant Incentive Stock Options under the Plan.

In no event shall the Board or Committee exercise its discretion to reduce the exercise price of outstanding Options or effect repricing through cancellation and re-grants or cancellation of Options in exchange for cash without shareholder approval.

(b)

Amendments to Awards. The Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively. Except as otherwise provided herein or in the Award Agreement, the Committee may not amend, alter, suspend, discontinue or terminate any outstanding Award or the Plan, prospectively or retroactively, if such action would adversely affect the rights of the holder of such Award, without the written consent of the Participant or holder or beneficiary thereof.

(c)

Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

Section 10. Income and Other Withholdings

In order to comply with all applicable federal or state income tax laws and social security contributions or regulations and (where applicable) the laws and regulations of the United Kingdom and the United States of America and any other relevant country, the Company may take such action as it deems appropriate to ensure that all applicable national, federal or state payroll, withholding, income or other taxes and social security contributions, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. In order to assist a Participant in paying all or a portion of any such taxes or social security contributions to be withheld or collected upon exercise, settlement or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may require the Participant to satisfy such tax obligation and social security contributions by (i) having the Company withhold a portion of the Shares otherwise to be delivered upon exercise or settlement, vesting or the lapse of restrictions relating to such Award with a Fair Market Value equal to the amount of such taxes and social security contributions or (ii) delivering to the Company Shares other than Shares issuable upon exercise, vesting or settlement of or the lapse of restrictions relating to such Award with a Fair Market Value equal to the amount of such taxes and social security contributions required to be withheld; provided, however, that the amount withheld does not exceed the maximum statutory tax rate or such lesser amount as is necessary to avoid liability accounting treatment. Shares withheld or delivered shall be valued at their Fair Market Value as determined by the Committee, in its discretion, as of the date when income is required to be recognized for income tax purposes. The Committee may also require the Company’s tax withholding obligation to be satisfied, in whole or in part, by an arrangement whereby a certain number of Shares issued pursuant to any Award are immediately sold and proceeds from such sale are remitted to the Company in an amount that would satisfy the withholding amount due. The Participant shall, if so required by the Company or his employer, enter into an agreement or election for the transfer to the employee of the employer’s liability to UK National Insurance Contribution arising on the grant, exercise, vesting, settlement, assignment or cancellation of any Award as permitted by the applicable law for the time being.

Section 11. General Provisions

(a)

No Rights to Awards. No Eligible Person, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

(b)

Award Agreement. In connection with each grant of an Award under this Plan, the Participant and the Company shall execute a written agreement (which may be in electronic form) containing such restrictions, terms, and conditions, if any, as the Committee may require. No Participant will have rights under an Award granted to such Participant unless and until and Award Agreement shall have been duly executed on behalf of the Company and, if requested by the Company, signed by the Participant.

(c)

Plan Provisions. In the event that any provision of an Award Agreement conflicts with or is inconsistent in any respect with the terms of the Plan as set forth herein or subsequently amended, except as set forth in the Award Agreement, the terms of the Plan shall control. In the event, the Plan is silent as to a term, provision or restriction contained in an Award Agreement, the term, provision or restriction of the Award Agreement shall govern. Similarly, in the event the Award Agreement is silent as to a term, provision or restriction contained in the Plan, the term, provision or restriction of the Plan shall govern.

(d)

No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(e)

No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained as an Employee, Director, Consultant or independent contractor of the Company or any Affiliate, nor will it affect in any way the right of the Company or an Affiliate to terminate such employment relationship at any time, at will, with or without Cause. In addition, the Company or an Affiliate may at any time terminate a Participant’s employment relationship with the Company or an Affiliate free from any liability or any claim under the Plan or any Award, unless otherwise expressly provided in the Plan or in any Award Agreement.

(f)

Governing Law. The validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award, shall be determined in accordance with the laws of the State of New York, United States.

(g)

Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to Applicable Laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

(h)

No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(i)

No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

(j)

Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(k)

Shareholder Rights. The Participant or other person or entity exercising an Option or holding Restricted Stock Units shall have no rights as a stockholder of record of the Company with respect to Shares issuable pursuant to an Award until such certificate representing Shares, registered in the Participant’s name have been issued to the Participant.

(l)

Notices. Notices required or permitted to be made under the Plan shall be sufficiently made if sent by overnight courier, registered or certified mail, return receipt requested, facsimile or first class mail addressed to the Committee at its offices, which notice shall effective upon its receipt. Each notice shall be addressed to (i) the Participant at the Participant’s last known address as set forth in the books and records of the Company or an Affiliate, if any, or (ii) the Company or the Committee at the principal office of the Company.

(m)	Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time

(n)	Clawback Policy. Awards under the Plan shall be subject to the Company’s clawback policy, as in effect from time to time.

Section 12. Effective Date of the Plan

The Plan shall be effective as of its approval by the shareholders of the Company (the “Effective Date”).

Section 13. Term of the Plan

No Award shall be granted under the Plan after the tenth anniversary of the Effective Date or any earlier date of discontinuation or termination established pursuant to the Plan. No Incentive Stock Option may be granted after the tenth anniversary of the date the Plan is approved by the Board. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date.

Section 14. Section 409A of the US Internal Revenue Code

It is intended that this Plan and the Awards granted under the Plan will be exempt from or comply with Section 409A of the Code and any regulations and guidelines promulgated thereunder (collectively, “Section 409A”) and the Plan and such Awards shall be interpreted on a basis consistent with such intent. Without limiting the generality of the foregoing, it is intended that any adjustment to an Award made pursuant to Section 4(c), Section 7(d) or otherwise under the Plan will not cause any Award to be treated as deferred compensation subject to Section 409A.